UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2025

LQR HOUSE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41778	86-1604197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6538 Collins Ave. Suite 344 Miami Beach, Florida	33141
(Address of principal executive offices)	(Zip Code)

(786) 389-9771

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	YHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company reported stockholders’ equity in its Annual Report on Form 10-K for the year ended December 31, 2024, that was not in compliance with Nasdaq Rule 5550(b)(1), the minimum stockholders’ equity requirement of $2,500,000 for continued listing on The Nasdaq Capital Market (the “Minimum Equity Requirement”).

In January of 2025, the Company received proceeds of approximately $4,050,000 from the exercise of outstanding warrants and in March 2025, the Company received net proceeds of $5,014,022 from the sale of its common stock through the Company’s “ATM” program. As of April 2, 2025, the Company believes it is in compliance with the Minimum Equity Requirement as a result of receiving approximately $9,064,022 in net proceeds from the exercise of warrants and ATM sales from January through March 2025, after considering anticipated net losses through April 30, 2025.

Nasdaq will monitor the Company’s ongoing compliance with the Minimum Equity Requirement and, if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LQR HOUSE INC.

Dated: April 2, 2025	By:	/s/ Sean Dollinger
	Name:	Sean Dollinger
	Title:	Chief Executive Officer

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